Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Performance Plus
Municipal Fund, Inc.
811-05931

The annual meeting of shareholders was held in the offices of Nuveen Investments on April 20, 2015; at this meeting the shareholders were asked to vote on the election of Board Members and on the approval of an Agreement and Plan of Reorganization for the Registrant to reorganize into Nuveen New York
Dividend Advantage Municipal Fund. The meeting was subsequently adjourned to May 18, 2015.

Final voting results for May 18, 2015 are as follows:

   Common and
Preferred
shares voting
 together as a
 class


Preferred
Shares
To approve an Agreement and Plan of
Reorganization.


   For
                     7,581,803
                               890
   Against
                        455,359
                                  -
   Abstain
                        326,187
                                  -
   Broker Non-Votes
                     5,620,736
                                  -
      Total
                   13,984,085
                               890





Proxy materials are herein
incorporated by reference
to the SEC filing on filing on
March 2, 2015, under
Form 497, accession number
0001193125-15-073699.